As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 033-55553

Registration No. 333-63518

Registration No. 333-108996

Registration No. 333-123493

Registration No. 333-214543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 033-55553

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-63518

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-108996

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-123493

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-214543

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	31-0854434
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

38 Fountain Square Plaza Cincinnati, Ohio	45263
(Zip Code)

The Fifth Third Bancorp Master Profit Sharing Plan

Grand Premier Financial, Inc. Savings and Stock Plan and Trust

Merchants Bancorp, Inc. Thrift Plan

Old Kent Thrift Plan

Fifth Third Bancorp Frozen Successor Plan, as amended

Southern Community Bancorp Employees’ Savings & Profit Sharing Plan

Fifth Third Bancorp 401(k) Savings Plan

(Full title of the plan)

Saema Somalya, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

H. Samuel Lind, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909 F

Cincinnati, Ohio 45263

(513) 534-4300

(513) 534-6757 (fax)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“SEC”) by Fifth Third Bancorp (the “Company”) and the employee benefit plans named on the cover page to this Post-Effective Amendment (collectively, the “Benefit Plans”) with respect to the common stock, no par value per share (“Common Stock”), of the Company and interests in the Benefit Plans that might be offered and sold pursuant to the Benefit Plans (collectively, the “Registration Statements”):

•	Registration Statement No. 033-55553

•	Registration Statement No. 333-63518

•	Registration Statement No. 333-108996

•	Registration Statement No. 333-123493

•	Registration Statement No. 333-214543

This Post-Effective Amendment is being filed to withdraw and remove from registration any unsold shares of Common Stock and plan interests in the Benefit Plans previously registered by the Company pursuant to the Registration Statements. The Grand Premier Financial, Inc. Savings and Stock Plan and Trust, the Merchants Bancorp Inc. Thrift Plan, the Southern Community Bancorp Employees’ Savings & Profit Sharing Plan and The Old Kent Thrift Plan previously were merged, directly or indirectly, into the Fifth Third Bancorp 401(k) Savings Plan or otherwise were terminated. The Fifth Third Bancorp 401(k) Savings Plan (formerly known as The Fifth Third Bancorp Master Profit Sharing Plan) and the Fifth Third Bancorp Frozen Successor Plan were amended, effective June 23, 2017, to eliminate the right of participants in the plans to elect pursuant to the Plans to invest in the Company’s Common Stock.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Cincinnati, State of Ohio, on June 23, 2017.

FIFTH THIRD BANCORP

By:	/s/ GREG CARMICHAEL
Name: Greg Carmichael
Title: President and Chief Executive Officer

PLAN SIGNATURES

The Plans. Pursuant to the requirements of the Securities Act, as amended, the Fifth Third Pension, 401(k) and Medical Plans Committee, which administers the Fifth Third Bancorp 401(k) Savings Plan and the Fifth Third Bancorp Frozen Successor Plan, has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Cincinnati, State of Ohio, on June 23, 2017.

FIFTH THIRD BANCORP 401(K) SAVINGS PLAN
(formerly known as The Fifth Third Bancorp Master Profit Sharing Plan and successor to certain of the Benefit Plans named above)

FIFTH THIRD BANCORP FROZEN SUCCESSOR PLAN

By: Fifth Third Pension, 401(k) and Medical Plans Committee

By:	/s/ ROBERT P. SHAFFER
Robert P. Shaffer

By:	/s/ NANCY C. PINCKNEY
Nancy C. Pinckney

By:	/s/ TERESA J. TANNER
Teresa J. Tanner